EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cost Plus, Inc. on Form S-8 of our report dated April 6, 2004 appearing in the Annual Report on Form 10-K of Cost Plus, Inc. for the fiscal year ended January 31, 2004.

/s/ Deloitte & Touche LLP

San Francisco, California
September 2, 2004